EXHIBIT 107

Calculation of Filing Fee Tables

Form 424(b)(5)

(Form Type)

CMS Energy Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule[1]	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to Be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock	Rules 457(o) and 457(r)			$1,000,000,000	$147.60 per $1,000,000	$147,600
Carry Forward Securities

Total Offering Amounts						$1,000,000,000		$147,600
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$147,600

(1)	The registration fee of $147,600 is calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-270060 filed by the registrant on February 27, 2023.